Exhibit 10.94

FOURTH AMENDMENT TO AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

This Amendment, dated as of August 10, 2004, is made by and between RF MONOLITHICS, INC., a Delaware corporation (the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

The Borrower and the Lender are parties to that certain Amended and Restated Credit and Security Agreement dated as of February 3, 2003, as amended by that certain First Amendment to Amended and Restated Credit and Security Agreement dated as of May 31, 2003, that certain Second Amendment to Amended and Restated Credit and Security Agreement dated as of November 26, 2003, and that certain Third Amendment to Amended and Restated Credit and Security Agreement dated as of June 30, 2004 (as amended, the “Credit Agreement”). Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Amendment to Section 2.17. Section 2.17 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 2.17 Use of Proceeds. The Borrower shall use the proceeds of Advances for ordinary working capital purposes and may use proceeds of Advances to make payments permitted under, but subject to the requirements of, Sections 7.4 and 7.5 hereof; provided further that the Real Estate Loan shall be used solely to purchase Real Property.

2. Amendment to Section 7.4(a). Section 7.4(a) of the Credit Agreement is hereby amended by (a) deleting the word “and” after the semi-colon at the end of clause (ii); (b) deleting the period at the end of clause (iii) and inserting in lieu thereof “; and”; and (c) adding a clause (iv) thereto to read as follows:

(iv) the redemption, purchase or other acquisition of shares of its common stock so long as immediately before and after such action (i) the aggregate purchase price of all such shares does not exceed $2,000,000 and (ii)(x) no Default or Event of Default exists or would result therefrom and (y) there is at least $1,500,000 of Availability.

3. Amendment to Section 7.5. Section 7.5 of the Credit Agreement is hereby amended by adding the following before the period at the end thereof:

except (i) as permitted in Section 7.4 hereof and (ii) for cash dividends, not to exceed $2,000,000 in the aggregate during the term of this Agreement, so long as immediately before and after payment of such cash dividends (x) no Default or Event of Default exists or would result therefrom and (y) there is at least $1,500,000 of Availability.

4. No Other Changes. Except as explicitly amended or modified by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

5. Conditions Precedent. This Amendment shall be effective as of the date hereof when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the certificate of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Secretary dated as of February 3, 2003, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Secretary dated as of February 3, 2003, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

(b) Such other matters as the Lender may require.

6. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

7. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

8. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default, breach or default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

9. Release. THE BORROWER HEREBY ABSOLUTELY AND UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES THE LENDER, AND ANY AND ALL PARTICIPANTS, PARENT CORPORATIONS, SUBSIDIARY CORPORATIONS, AFFILIATED CORPORATIONS, INSURERS, INDEMNITORS, SUCCESSORS AND ASSIGNS THEREOF, TOGETHER WITH ALL OF THE PRESENT AND FORMER DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES OF ANY OF THE FOREGOING, FROM ANY AND ALL CLAIMS, DEMANDS OR CAUSES OF ACTION OF ANY KIND, NATURE OR DESCRIPTION, WHETHER ARISING IN LAW OR EQUITY OR UPON CONTRACT OR TORT OR UNDER ANY STATE OR FEDERAL LAW OR OTHERWISE, WHICH THE BORROWER HAS HAD, NOW HAS OR HAS MADE CLAIM TO HAVE AGAINST ANY SUCH PERSON FOR OR BY REASON OF ANY ACT, OMISSION, MATTER, CAUSE OR THING WHATSOEVER ARISING FROM THE BEGINNING OF TIME TO AND INCLUDING THE DATE OF THIS AMENDMENT, WHETHER SUCH CLAIMS, DEMANDS AND CAUSES OF ACTION ARE MATURED OR UNMATURED OR KNOWN OR UNKNOWN.

10. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

11. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

12. Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Amendment and the Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Texas. Each party hereto hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of Texas in connection with any controversy related to this Amendment; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Lender or the Borrower in connection with this Amendment or the other Loan Documents shall be venued in either the District Court of Collin County, Texas, or the United States District Court for the Northern District of Texas; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AMENDMENT.

13. ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.		RF MONOLITHICS, INC.

By	/s/ Joseph M. Sammons	By	/s/ David M. Kirk
	Joseph. M. Sammons		David M. Kirk
	Vice President		President